Q4 and FY2019 Update Exhibit 99.1

Highlights 03 Financial Summary04 Operational Summary06 Vehicle Capacity 07 Core Technology08 Other Highlights09 Outlook10 Photos & Charts11 Financial Statements20 Additional Information25

2019 was a turning point for Tesla.  We demonstrated strong organic demand for Model 3, returned to GAAP profitability in 2H19 and generated $1.1B of free cash flow for the year. We achieved strong cash generation through persistent cost control across the business. Our pace of execution has also improved significantly, as we have incorporated many learnings from our experience launching Model 3 in the United States.  As a result, we were able to start Model 3 production in Gigafactory Shanghai in less than 10 months from breaking ground and have already begun the production ramp for Model Y in Fremont. None of this would be possible without strong demand for our products.  For most of 2019, nearly all orders came from new buyers that did not hold a prior reservation, demonstrating significant reach beyond those who showed early interest. Amazingly, this was accomplished without any spend on advertising.  As more people drive our cars and as the industry rapidly validates electrification, interest in our products will continue to grow. Higher volumes driven by Model Y and Gigafactory Shanghai, continued improvements in operating leverage, and further cost efficiencies should allow Tesla to ultimately reach an industry-leading operating margin.  $930M increase in our cash and cash equivalents in Q4 to $6.3B $1.0B operating cash flow less capex ("free cash flow") in Q4 Cash Model Y production ramp started in January 2020, ahead of schedule Increased Model Y all-wheel drive EPA range to 315 miles from 280 miles Record vehicle deliveries of 112,095 in Q4 Record Q4 storage deployment of 530 MWh; 26% solar growth QoQ Profitability $359M GAAP operating income; 4.9% operating margin in Q4 $105M GAAP net income; $386M non-GAAP net income (ex-SBC) in Q4 Operations S U M M A R Y H I G H L I G H T S 3 SBC = stock-based compensation expense

FINANCIA L SUMMARY

(Unaudited)

($ in millions, except percentages and per share data)	Q4-2018	Q1-2019	Q2-2019	Q3-2019	Q4-2019	QoQ	YoY
Automotive revenues	6,323	3,724	5,376	5,353	6,368	19%	1%
of which regulatory credits	95	216	111	134	133	-1%	40%
Automotive gross profit	1,537	751	1,016	1,222	1,434	17%	-7%
Automotive gross margin	24.3%	20.2%	18.9%	22.8%	22.5%	-31 bp	-179 bp
Total revenues	7,226	4,541	6,350	6,303	7,384	17%	2%
Total gross profit	1,443	566	921	1,191	1,391	17%	-4%
Total GAAP gross margin	20.0%	12.5%	14.5%	18.9%	18.8%	-6 bp	-113 bp
Operating expenses	1,029	1,088	1,088	930	1,032	11%	0%
Income (loss) from operations	414	(522)	(167)	261	359	38%	-13%
Operating margin	5.7%	-11.5%	-2.6%	4.1%	4.9%	72 bp	-87 bp
Adjusted EBITDA	1,039	155	572	1,083	1,175	8%	13%
Adjusted EBITDA margin	14.4%	3.4%	9.0%	17.2%	15.9%	-127 bp	153 bp
Net income (loss) attributable to common stockholders (GAAP)	140	(702)	(408)	143	105	-27%	-25%
Net income (loss) attributable to common stockholders (non-GAAP)	345	(494)	(198)	342	386	13%	12%
EPS attributable to common stockholders, basic (GAAP)	0.81	(4.10)	(2.31)	0.80	0.58	-28%	-28%
EPS attributable to common stockholders, basic (non-GAAP)	2.00	(2.90)	(1.12)	1.91	2.14	12%	7%
Net cash provided by (used in) operating activities	1,235	(640)	864	756	1,425	88%	15%
Capital expenditures	(325)	(280)	(250)	(385)	(412)	7%	27%
Free cash flow	910	(920)	614	371	1,013	173%	11%
Cash and cash equivalents	3,686	2,198	4,955	5,338	6,268	17%	70%

EPS = Earnings per share

4

TESLA

FINANCIA L SUMMARY

Revenue

In 2019, our revenue growth was positively impacted by a strong increase in vehicle deliveries. Revenue growth was offset by higher lease mix*, Model 3 becoming a larger part of our mix, introduction of the Standard Range trims of Model 3, and adjustments to vehicle pricing. These changes have resulted in a reduction to the average selling price (ASP) relative to 2018. We do not expect ASP to change significantly in the near term, which means volume growth and revenue growth should correlate more closely this year.

We are positioned to accelerate our revenue growth further through increasing build rates in Gigafactory Shanghai and our Model Y production line in Fremont. These production increases will allow for higher total vehicle deliveries and associated revenue.

Profitability

GAAP gross profit of $4.1B remained essentially flat in 2019 compared to 2018. Volume growth and successful cost reduction efforts were offset by normalization of ASP, mix shift towards Model 3 and a higher lease mix.

Sequentially, GAAP gross margin remained relatively flat in Q4 compared to Q3, while we ramped Model 3 production at Gigafactory Shanghai. While we saw an increase in operating expenses in Q4 (driven mostly by $72M of non-cash SBC expense related to one more 2018 CEO award operational milestone becoming probable), higher gross profit resulted in a 72bp sequential improvement of GAAP operating margin to 4.9% in Q4.

Cash

Quarter-end cash and cash equivalents increased by $930M QoQ to $6.3B, driven by positive quarterly free cash flow of $1.0B. Capital expenditures increased sequentially due to investments in Gigafactory Shanghai and Model Y preparations in Fremont.

* Revenue on leased vehicles is recognized on monthly lease payments, and thus contribute less to total revenues in the quarter of delivery than sold vehicles

5 T E S L A

OPERATIONAL SUMMARY

(Unaudited)

	Q4-2018	Q1-2019	Q2-2019	Q3-2019	Q4-2019	QoQ	YoY
Model S/X production	25,161	14,163	14,517	16,318	17,933	10%	-29%
Model 3 production	61,394	62,975	72,531	79,837	86,958	9%	42%
Model S/X deliveries	27,607	12,091	17,722	17,483	19,475	11%	-29%
of which subject to lease accounting	3,639	1,363	1,820	2,588	2,807	8%	-23%
Model 3 deliveries	63,359	50,928	77,634	79,703	92,620	16%	46%
of which subject to lease accounting	–	–	4,322	6,498	6,041	-7%	
Global inventory (days of sales)[1]	19	30	18	17	11	-35%	-42%
Solar deployed (MW)	73	47	29	43	54	26%	-26%
Storage deployed (MWh)	225	229	415	477	530	11%	136%
Store and Service locations	378	377	402	413	429	4%	13%
Mobile service fleet	411	550	651	719	743	3%	81%
Supercharger stations	1,421	1,490	1,587	1,653	1,821	10%	28%
Supercharger connectors	12,002	12,767	13,881	14,658	16,104	10%	34%

In Q4, the annualized total vehicle production rate in Fremont was just over 415,000 units, about the same rate as the factory under NUMMI reached in its peak year of 2006. We achieved this production rate in spite of Model S/X running on a single shift and before the start of Model Y production.

Our finished vehicle inventory levels reached just 11 days of sales[1] at the end of Q4, the lowest level in the past 4 years.

Our Mobile Service fleet almost doubled in 2019 to 743 vehicles, and we continue to open new service locations globally. As customers are increasingly buying their Tesla vehicles online, vehicle deliveries grew 50% while our retail footprint remained unchanged with a stable total store count across 2019.

[1] The industry reference for days of sales is calculated by dividing new car inventory by the trailing four quarters of deliveries and using 261 working days (source: Automotive News).

6

TESLA

VEHICLE CAPACITY

Fremont

The production ramp of Model Y started in January 2020. Together with Model 3, our combined installed production capacity for these vehicles is now 400,000 units per year.

The ramp of Model Y will be gradual as we will be adding additional machinery in various production shops. After such expansions are done by mid-2020, installed combined Model 3 and Model Y capacity should reach 500,000 units per year. We will start delivering Model Y vehicles by the end of Q1 2020.

Shanghai

We have been gradually ramping local production of battery packs since late Q4 2019. The rest of the Model 3 manufacturing processes are running as expected. Due to strong initial customer response in China, our goal is to increase Model 3 capacity even further using existing facilities.

We have already broken ground on the next phase of Gigafactory Shanghai. Given the popularity of the SUV vehicle segment, we are planning for Model Y capacity to be at least equivalent to Model 3 capacity.

Berlin-Brandenburg

We are moving forward with our preparations near Berlin, which we have selected as the right place to build vehicles for the European market due to a strong manufacturing and engineering presence in Germany. The first deliveries from this factory are expected in 2021.

Installed Annual Capacity		Current	Status
Fremont	**Model S / Model X**	90,000	Production
	Model 3 / Model Y	* 400,000	Production
Shanghai	**Model 3**	150,000	Production
	Model Y	-	Construction
Berlin	**Model 3**	-	In development
	Model Y	-	In development
North America	**Tesla Semi**	-	In development
	Roadster	-	In development
	Cybertruck	-	In development

* Model 3/ Model Y installed capacity in Fremont will extend to 500,000 by mid-2020


300,000
250,000
200,000
150,000
100,000
50,000
0
2017
2018
2019
Other
Greater China
Europe
North America

Model 3 deliveries by region

7

CORE TECHNOLOGY

Autopilot & Full Self Driving (FSD)

To date, Tesla vehicles have driven over 3 billion miles in Autopilot mode. As our fleet grows, Autopilot miles increase exponentially, adding yet more data to our neural net.

All Tesla vehicles with our FSD computer have been updated with new software that can better detect new details in their environments, allowing us to show various lane markings, traffic lights, stop signs, cones as well as other vehicles and road users. Understanding the environment around a Tesla is key to enabling our cars to react to traffic lights and stop signs and take intersections through city streets. We are currently validating this functionality before releasing to customers, and we look forward to its gradual deployment.

Vehicle Software

In Q4, we launched premium vehicle connectivity in the US for $9.99 (plus tax) per month. This enables our customers to stream music or videos, browse internet or see live traffic through an embedded connection.

We also introduced in-app purchases, where our customers can buy various software updates, such as basic Autopilot, FSD, acceleration boost and additional premium features. Software will continue to play a growing role in our business model.

Battery & Powertrain

Due to continued engineering progress of the Model Y all-wheel drive (AWD), we have been able to increase its maximum EPA range to 315 miles, compared to our previous estimate of 280 miles. This extends Model Y's lead as the most energy-efficient electric SUV in the world.


Jones
224 mi
Parked
PHONE KEY
CLIMATE
CONTROLS
CHARGING
LOCATION
SUMMON
UPGRADES
SCHEDULE SERVICE
ROADSIDE ASSISTANCE
UPGRADES
Eligible
Purchased
Acceleration Boost $2,000.00
Autopilot Upgrades
Full Self-Driving $7,000.00
Due Today $2,000.00
Pay With Credit Card

In app purchases


4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
Model Y AWD
Jaguar iPace
Mercedes EQC*
Ford Mach E AWD
Audi e-tron

Electric SUV energy efficiency (EPA miles per kWh)

*Tesla estimate

8

OTHER HIGHLIGHTS

Energy Business

Energy storage deployment reached an all-time high of 530 MWh in Q4, which included the first deployments of Megapack, our new commercial-scale 3 MWh integrated storage system that is preassembled at Gigafactory Nevada as a single unit. Since the introduction of this product, the level of interest and orders from various global project developers and utilities has surpassed our expectations.

In 2019, we deployed 1.65 GWh of energy storage, more than we deployed in all prior years combined.

In Q4, we deployed 54 MW of solar, 26% more than in the prior quarter. Where offered, subscription solar has grown significantly in Q4. With a monthly subscription that can generate income from the first month of usage, there is no reason not to have solar panels installed.


1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
2015
2016
2017
2018
2019

Energy storage deployed (in MWh)

Solarglass Roof

In Q4, we continued to ramp both Solarglass Roof production as well as installations. In addition to Tesla installers, we have also partnered with several roofing companies to support installations to fulfill demand for Solarglass Roof.

After organizing several roofing company training days at our training homes in Fremont, we already demonstrated dramatically shorter installation times versus previous versions of this product. Solarglass tiles are made in our Gigafactory New York, and we are hiring hundreds of employees at this facility.



Solarglass Roof installation

9

O U T L O O K Volume Production ramp of Model Y in Fremont has begun, ahead of schedule. Model 3 production in Shanghai is continuing to ramp while Model Y production in Shanghai will begin in 2021. We are planning to produce limited volumes of Tesla Semi this year. Cash Flow Profitability Product For full year 2020, vehicle deliveries should comfortably exceed 500,000 units. Due to ramp of Model 3 in Shanghai and Model Y in Fremont, production will likely outpace deliveries this year. Both solar and storage deployments should grow at least 50% in 2020. We expect positive quarterly free cash flow going forward, with possible temporary exceptions, particularly around the launch and ramp of new products. We continue to believe our business has grown to the point of being self-funding. We expect positive GAAP net income going forward, with possible temporary exceptions, particularly around the launch and ramp of new products.  Continuous volume growth, capacity expansion, and cash generation remain the main focus. 10

P H O T O S & C H A R T S

F R E M O N T F A C T O R Y - M O D E L Y B O D Y S H O P 12

F R E M O N T F A C T O R Y - M O D E L Y B O D Y S H O P 13

F R E M O N T F A C T O R Y - M O D E L Y B O D Y S H O P 14

March 2019 Prototype January 2020 Production vehicle M O D E L Y - 1 0 M O N T H S F R O M P R O T O T Y P E T O P R O D U C T I O N S T A R T 15

FREMONT FACTORY LAYOUT VS. GIGAFACTORY SHANGHAI LAYOUT


(GA4)
Paint shop
Stamping
General Assembly (GA3)
Body in white (welding)

Model 3 in Fremont, CA


General Assembly
Stamping
Body in white (welding)
Paint shop

Model 3 in Gigafactory Shanghai

16

Vehicle Deliveries (units) Net Income ($B)* K E Y   M E T R I C S   Q U A R T E R L Y  (Unaudited) 17 Operating cash flow ($B) Free cash flow ($B) * Attributable to Common Stockholders

K E Y   M E T R I C S   T R A I L I N G   1 2   M O N T H S   ( T T M ) (Unaudited) Vehicle Deliveries (units) Operating cash flow ($B) Free cash flow ($B) Net Income ($B)* 18 * Attributable to Common Stockholders

V E H I C L E   D E L I V E R I E S   &   F R E E   C A S H   F L O W (Unaudited) Model 3 ramped to 5,000/week (250,000/year run rate) at the end of Q2-2018 Operating cash flow ($B) Free cash flow ($B) Vehicle deliveries 19

F I N A N C I A L S T A T E M E N T S

STATEMENT OF OPERATIONS
(Unaudited)

In millions of USD or shares as applicable, except per share data	Three months ending			Year ending	
	31-Dec-18	30-Sep-19	31-Dec-19	31-Dec-18	31-Dec-19
REVENUES					
Automotive sales	6,074	5,132	6,143	17,632	19,952
Automotive leasing	249	221	225	883	869
Total automotive revenue	6,323	5,353	6,368	18,515	20,821
Energy generation and storage	372	402	436	1,555	1,531
Services and other	531	548	580	1,391	2,226
Total revenues	7,226	6,303	7,384	21,461	24,578
COST OF REVENUES					
Automotive sales	4,659	4,014	4,815	13,686	15,939
Automotive leasing	127	117	119	488	459
Total automotive cost of revenues	4,786	4,131	4,934	14,174	16,398
Energy generation and storage	329	314	385	1,365	1,341
Services and other	668	667	674	1,880	2,770
Total cost of revenues	5,783	5,112	5,993	17,419	20,509
Gross profit	1,443	1,191	1,391	4,042	4,069
OPERATING EXPENSES					
Research and development	356	334	345	1,460	1,343
Selling, general and administrative	668	596	699	2,835	2,646
Restructuring and other	5	–	(12)	135	149
Total operating expenses	1,029	930	1,032	4,430	4,138
INCOME (LOSS) FROM OPERATIONS	414	261	359	(388)	(69)
Interest income	7	15	10	24	44
Interest expense	(175)	(185)	(170)	(663)	(685)
Other (expense) income, net	(14)	85	(25)	22	45
INCOME (LOSS) BEFORE INCOME TAXES	232	176	174	(1,005)	(665)
Provision for income taxes	22	26	42	58	110
NET INCOME (LOSS)	210	150	132	(1,063)	(775)
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	70	7	27	(87)	87
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	140	143	105	(976)	(862)
Net income (loss) per share of common stock attributable to common stockholders					
Basic	0.81	0.80	0.58	(5.72)	(4.92)
Diluted	0.78	0.78	0.56	(5.72)	(4.92)
Weighted average shares used in computing net income (loss) per share of common stock					
Basic	172	179	180	171	177
Diluted	179	184	187	171	177

21 TESLA

BALANCE SHEET
(Unaudited)

In millions of USD	31-Dec-18	31-Mar-19	30-Jun-19	30-Sep-19	31-Dec-19
ASSETS					
Current assets					
Cash and cash equivalents	3,686	2,198	4,955	5,338	6,268
Restricted cash	193	131	128	233	246
Accounts receivable, net	949	1,047	1,147	1,128	1,324
Inventory	3,113	3,837	3,382	3,581	3,552
Prepaid expenses and other current assets	366	465	570	660	713
Total current assets	8,307	7,678	10,182	10,940	12,103
Operating lease vehicles, net	2,090	1,973	2,070	2,253	2,447
Solar energy systems, net	6,271	6,242	6,201	6,168	6,138
Property, plant and equipment, net	11,330	9,851	10,082	10,190	10,396
Operating lease right-of-use assets	–	1,253	1,248	1,234	1,218
Goodwill and intangible assets, net	350	348	481	537	537
MyPower customer notes receivable, net of current portion	422	413	400	398	393
Restricted cash, net of current portion	398	354	366	255	269
Other assets	572	801	843	820	808
Total assets	**29,740**	**28,913**	**31,873**	**32,795**	**34,309**
LIABILITIES AND EQUITY					
Current liabilities					
Accounts payable	3,405	3,249	3,134	3,468	3,771
Accrued liabilities and other	2,094	2,277	2,623	2,497	2,905
Deferred revenue	630	763	884	1,045	1,163
Resale value guarantees	503	480	527	441	317
Customer deposits	793	768	631	665	726
Current portion of debt and finance leases (1)	2,568	1,706	1,791	2,030	1,785
Total current liabilities	9,993	9,243	9,590	10,146	10,667
Debt and finance leases, net of current portion (1)	9,404	9,788	11,235	11,313	11,634
Deferred revenue, net of current portion	991	1,157	1,182	1,140	1,207
Resale value guarantees, net of current portion	329	211	61	38	36
Other long-term liabilities	2,710	2,476	2,656	2,676	2,655
Total liabilities	**23,427**	**22,875**	**24,724**	**25,313**	**26,199**
Redeemable noncontrolling interests in subsidiaries	556	570	580	600	643
Total stockholders' equity	4,923	4,606	5,715	6,040	6,618
Noncontrolling interests in subsidiaries	834	862	854	842	849
Total liabilities and equity	**29,740**	**28,913**	**31,873**	**32,795**	**34,309**
(1) Breakdown of our debt is as follows:					
Recourse debt	7,081	6,517	7,813	7,882	7,263
Non-recourse debt	3,552	3,486	3,553	3,857	4,538

22 TESLA

STATEMENT OF CASH FLOWS
(Unaudited)

In millions of USD	Three months ending 31-Dec-18	30-Sep-19	31-Dec-19	Year ending 31-Dec-18	31-Dec-19
Cash Flows from Operating Activities					
Net income (loss)	210	150	132	(1,063)	(775)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:					
Depreciation, amortization and impairment	497	530	577	1,901	2,154
Stock-based compensation	205	199	281	749	898
Operating cash flow related to repayment of discounted convertible notes	–	–	–	–	(188)
Other	124	68	204	453	665
Changes in operating assets and liabilities, net of effect of business combinations	199	(191)	231	58	(349)
Net cash provided by operating activities	1,235	756	1,425	2,098	2,405
Cash Flows from Investing Activities					
Capital expenditures	(325)	(385)	(412)	(2,101)	(1,327)
Payments for the cost of solar energy systems, net	(29)	(25)	(37)	(218)	(105)
Purchase of intangible assets	–	–	–	–	(5)
Receipt of government grants	–	–	46	–	46
Business combinations, net of cash acquired	(11)	(76)	–	(18)	(45)
Net cash used in investing activities	(365)	(486)	(403)	(2,337)	(1,436)
Cash Flows from Financing Activities					
Net cash flows from debt activities	(185)	(19)	(434)	37	378
Collateralized lease repayments	(216)	(83)	(87)	(559)	(389)
Net borrowings under Warehouse Agreements and automotive asset-backed notes	193	148	321	596	470
Net cash flows from noncontrolling interests - Auto	38	30	19	112	35
Net cash flows from noncontrolling interests - Solar	(18)	(28)	6	92	(76)
Proceeds from issuances of common stock in public offerings	–	–	–	–	848
Other	76	71	96	296	263
Net cash (used in) provided by financing activities	(112)	119	(79)	574	1,529
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(4)	(12)	14	(23)	8
Net increase in cash and cash equivalents and restricted cash	754	377	957	312	2,506
Cash and cash equivalents and restricted cash at beginning of period	3,523	5,449	5,826	3,965	4,277
Cash and cash equivalents and restricted cash at end of period	4,277	5,826	6,783	4,277	6,783

23

T E S L A

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION

(Unaudited)

In millions of USD or shares as applicable, except per share data	Q4-2018	Q1-2019	Q2-2019	Q3-2019	Q4-2019
Net income (loss) attributable to common stockholders (GAAP)	140	(702)	(408)	143	105
Stock-based compensation expense	205	208	210	199	281
Net income (loss) attributable to common stockholders (non-GAAP)	345	(494)	(198)	342	386
Net income (loss) per share attributable to common stockholders, basic (GAAP)	0.81	(4.10)	(2.31)	0.80	0.58
Stock-based compensation expense	1.19	1.20	1.19	1.11	1.56
Net income (loss) per share attributable to common stockholders, basic (non-GAAP)	2.00	(2.90)	(1.12)	1.91	2.14
Shares used in per share calculation, basic (GAAP and non-GAAP)	172	173	177	179	180
Net income (loss) attributable to common stockholders (GAAP)	140	(702)	(408)	143	105
Interest expense	175	158	172	185	170
Provision for income taxes	22	23	19	26	42
Depreciation, amortization and impairment	497	468	579	530	577
Stock-based compensation expense	205	208	210	199	281
Adjusted EBITDA (non-GAAP)	1,039	155	572	1,083	1,175
Total revenues	7,226	4,541	6,350	6,303	7,384
Adjusted EBITDA margin (non-GAAP) (1)	14.4%	3.4%	9.0%	17.2%	15.9%
Automotive gross margin (GAAP)	24.3%	20.2%	18.9%	22.8%	22.5%
Total regulatory credit revenue recognized	-1.1%	-4.9%	-1.7%	-2.0%	-1.6%
Automotive gross margin excluding regulatory credits (non-GAAP)	23.2%	15.3%	17.2%	20.8%	20.9%

In millions of USD	1Q-2013	2Q-2013	3Q-2013	4Q-2013	1Q-2014	2Q-2014	3Q-2014	4Q-2014	1Q-2015	2Q-2015	3Q-2015	4Q-2015	1Q-2016	2Q-2016	3Q-2016	4Q-2016
Net cash provided by (used in) operating activities (GAAP)	64	(38)	102	130	60	(2)	(28)	(86)	(132)	(160)	(203)	(30)	(250)	150	424	(448)
Capital expenditures	(58)	(41)	(76)	(90)	(141)	(175)	(284)	(369)	(426)	(405)	(393)	(411)	(217)	(294)	(248)	(522)
Free cash flow (non-GAAP)	6	(79)	26	40	(81)	(177)	(312)	(455)	(558)	(565)	(596)	(441)	(467)	(144)	176	(970)

In millions of USD	1Q-2017	2Q-2017	3Q-2017	4Q-2017	1Q-2018	2Q-2018	3Q-2018	4Q-2018	1Q-2019	2Q-2019	3Q-2019	4Q-2019
Net cash (used in) provided by operating activities (GAAP)	(70)	(200)	(301)	510	(398)	(130)	1,391	1,235	(640)	864	756	1,425
Capital expenditures	(553)	(959)	(1,116)	(787)	(656)	(610)	(510)	(325)	(280)	(250)	(385)	(412)
Free cash flow (non-GAAP)	(623)	(1,159)	(1,417)	(277)	(1,054)	(740)	881	910	(920)	614	371	1,013

In millions of USD	1Q-2017	2Q-2017	3Q-2017	4Q-2017	1Q-2018	2Q-2018	3Q-2018	4Q-2018	1Q-2019	2Q-2019	3Q-2019	4Q-2019
Net cash provided by (used in) operating activities - TTM (GAAP)	56	(294)	(1,019)	(61)	(389)	(319)	1,373	2,098	1,856	2,850	2,215	2,405
Capital expenditures - TTM	(1,618)	(2,282)	(3,150)	(3,415)	(3,518)	(3,169)	(2,563)	(2,101)	(1,725)	(1,365)	(1,240)	(1,327)
Free cash flow - TTM (non-GAAP)	(1,562)	(2,576)	(4,169)	(3,476)	(3,907)	(3,488)	(1,190)	(3)	131	1,485	975	1,078

(1) Adjusted EBITDA margin is Adjusted EBITDA as a percentage of Total revenues

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A D D I T I O N A L   I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its fourth quarter and full year 2019 financial results conference call beginning at 3:30 p.m. PT on January 29, 2020, at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter.   CERTAIN TERMS When used in this update, certain terms have the following meanings. Our vehicle deliveries include only vehicles that have been transferred to end customers with all paperwork correctly completed. Our energy product deployment volume includes both customer units installed and equipment sales; we report installations at time of commissioning for storage projects or inspection for solar projects, and equipment sales at time of delivery. "Adjusted EBITDA" is equal to (i) net income (loss) attributable to common stockholders before (ii) interest expense, (iii) (benefit) provision for income taxes, (iv) depreciation, amortization and impairment and (v) stock-based compensation, which is the same measurement for this term pursuant to the performance-based stock option award granted to our CEO in 2018. NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a basic per share basis, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and non-GAAP automotive gross margin. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations because it allows investors greater transparency to the information used by Tesla management in its financial and operational decision-making so that investors can see through the eyes of Tesla management regarding important financial metrics that Tesla management uses to run the business as well as allows investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above.   FORWARD-LOOKING STATEMENTS Certain statements in this update, including statements in the “Outlook” section; statements relating to the development, production, volumes, demand, deliveries, pricing, features and/or timing of existing and future Tesla products and technologies such as Model 3, Model Y, Tesla Semi, Cybertruck, Tesla Roadster, Autopilot and Full Self Driving features, in-vehicle software features, and our energy products such as Megapack, Solarglass Roof and subscription solar; statements regarding market opportunities for Tesla products and services; statements regarding growth in service and repair capabilities; statements regarding revenue, expenses, cash availability and generation, cash flow, gross and operating margin, spending, and profitability targets; statements regarding productivity improvements, cost reductions and capacity expansion plans; statements regarding construction, expansion, ramp and/or hiring at the Fremont Factory, Gigafactory Shanghai, Gigafactory New York and a planned Gigafactory in Berlin, Germany, including cost, timing and output expectations, are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the risk of delays in the manufacture, production, delivery and/or completion of our vehicles and energy products and product features, including Model 3 and our autonomous driving features; our ability to grow our production, sales, delivery and servicing capabilities, and manage future growth effectively, especially internationally; consumers’ willingness to adopt electric vehicles generally and our ability to design and grow simultaneous and separate market acceptance of and demand for our vehicles, including future vehicle models such as Model Y; the ability of suppliers to meet quality and part delivery expectations at increasing volumes, especially with respect to our high-volume models; our ability to sustain and further grow our ramp of battery cell, energy product and product component production at Gigafactory Nevada; our ability to ramp Gigafactory Shanghai in accordance with our plans; any failures by Tesla products to perform as expected or if product recalls occur; our ability to continue to reduce or control manufacturing and other costs; competition in the automotive and energy product markets generally and the alternative fuel vehicle market and the premium vehicle markets in particular; our ability to execute on our evolving strategy for product sales, service, charging and other customer infrastructure; the unavailability, reduction or elimination of government and economic incentives for electric vehicles and energy products; potential difficulties in performing and realizing potential benefits under definitive agreements for our existing and future manufacturing facilities; our ability to attract and retain key employees and qualified personnel; our ability to maintain the security of our information and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our quarterly report on Form 10-Q filed with the SEC on October 29, 2019. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. 25